Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Carolina First Corporation


We consent to the use of our report dated January 21, 1997 included in Carolina First Corporation's Form 10-K for the year ended December 31, 1996, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus for the acquisition of First Southeast Financial Corporation.





                                                  KPMG PEAT MARWICK LLP



Greenville, South Carolina
July 24, 1997


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